                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, revoking all previous proxies, hereby appoints K. Paul Singh and John F. DePodesta, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of Primus Telecommunications Group, Incorporated to be held on June 4, 1998, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ISSUANCE OF PRIMUS COMMON STOCK IN CONNECTION WITH THE MERGER, IN FAVOR OF THE ELECTION OF MR. PUENTE AS DIRECTOR AND IN FAVOR OF AMENDING THE PRIMUS CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PRIMUS COMMON STOCK FROM 40,000,000 TO 80,000,000.
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1. Approval of the issuance of Primus Common Stock in connection with the
   Merger:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. Election of Directors:
         [_]  FOR THE NOMINEE             [_]  WITHHOLD AUTHORITY
              LISTED BELOW                     TO VOTE FOR THE
                                               NOMINEE LISTED
                                               BELOW
 Nominee: For a three-year term
          expiring at the 2001
          Annual Meeting--John
          Puente

3. Proposal to Increase the Number of Authorized Shares of Primus Common Stock from 40,000,000 to 80,000,000:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

   PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY

  THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED (1) "IN FAVOR OF" APPROVAL OF THE ISSUANCE OF PRIMUS COMMON STOCK IN CONNECTION WITH THE MERGER, (2) "IN FAVOR OF" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND (3) "IN FAVOR OF" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PRIMUS COMMON STOCK . THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.


                                    ------------------------------------------
                                    Signature of Stockholder


                                    ------------------------------------------
                                    Print Name of Stockholder

                                    Date:                     , 1998
                                         ---------------------

                                    NOTE: PLEASE SIGN THIS PROXY EXACTLY AS
                                    NAME(S) APPEAR ON YOUR STOCK CERTIFICATE.
                                    WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A
                                    CORPORATION, PLEASE SIGN WITH FULL CORPORATE
                                    NAME BY A DULY AUTHORIZED OFFICER OR
                                    OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE
                                    STOCK IS ISSUED IN THE NAME OF TWO (2) OR
                                    MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.